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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6195 Shiloh Road Alpharetta, Georgia 30005 (Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code) (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

        On April 19, 2006 First Horizon Pharmaceutical Corporation (the "Company") issued a press release announcing that it is extending its exchange offer in which the Company is offering to exchange New 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the "New Notes") for its $150,000,000 principal amount of currently outstanding 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the "Old Notes") and it is increasing the exchange fee to be paid to all holders validly exchanging Old Notes (including those holders that have already tendered their Old Notes and do not withdraw such Old Notes prior to the expiration date) to $7.50 per $1,000 principal amount of the Old Notes exchanged. The exchange offer is being extended until 5 p.m., EDT, on May 2, 2006, unless further extended or earlier terminated by the Company. The exchange offer was scheduled to expire at 5 p.m., EDT, on April 18, 2006. Holders must tender their Old Notes prior to the expiration date if they wish to participate in the exchange offer. In addition, the Company announced that it has waived the minimum tender condition to the exchange offer, which required a minimum of $112.5 million in aggregate principal amount of the Old Notes to be validly tendered prior to the expiration of the exchange offer.

Item 9.01 Financial Statements and Exhibits

        The exhibits listed below are filed herewith.

(d)
Exhibits

99.1	Press Release dated April 19, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)
By:	/s/ DARRELL BORNE
Darrell Borne Chief Financial Officer, Secretary and Treasurer

Date: April 19, 2006

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SIGNATURES